Exhibit 99.6.12

STOCK GRANT AND REPURCHASE AGREEMENT

THIS STOCK GRANT AND REPURCHASE AGREEMENT (the “Agreement”), effective as of June 1st, 2006 is entered into by and between DONNA PARSONS, having an address at 1 Edmonton Place, in the City of St. John’s, in the Province of Newfoundland and Labrador, postal code A1A 2N6 (the “Employee”), and TEKOIL & GAS CORPORATION, a Delaware corporation (the “Company”).

R E C I T A L S:

WHEREAS, the Company holds all the equity interest in Tekoil & Gas Corporation, a corporation duly incorporated under the laws of the Province of Newfoundland and Labrador (the “Employer”); and

WHEREAS, the Employer and the Employee have executed that certain Employment Agreement simultaneously with the execution hereof (the “Employment Agreement”), a copy of which is attached hereto as Exhibit “A”; and

WHEREAS, simultaneously with the execution hereof, the Company shall grant to the Employee 250,000 shares of the Company’s Common Stock, par value $.000001 per share (the “Common Stock”), as bonus consideration for the Employee’s services hereunder (all such shares, the “Issued Stock”), which shall be subject to the terms, conditions, and restrictions contained herein.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the Company and the Employee have agreed and do hereby agree as follows:

A G R E E M E N T:

1. Issued Stock.

(a) Restriction on Transfer. In no event shall the Issued Stock (in whole or in part), or any right or privilege conferred hereby, be transferred, assigned, pledged, hypothecated or otherwise disposed of (this restriction, the “Transfer Restriction”) and, upon any such attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Issued Stock, or any right or privilege conferred hereby, the Company shall have the right to purchase the Issued Stock, in whole or in part, in the same manner as the Option to Repurchase described in Section 2 hereinbelow. The number of shares of Issued Stock subject to the Transfer Restriction shall be reduced in the same manner as the Installment Reduction described in Section 2 hereinbelow; provided, however, that the Issued Stock shall, at all times, remain subject to all restrictions contained in Sections 1(b) and 1(c), and any transfers of shares of Issued Stock after the applicable dates of the Installment Reduction must be in compliance with all other sections of this Agreement, including but not limited to the additional transfer restrictions contained in Sections 1(a) and 1(b) hereinbelow.

(b) Issued Stock; Transferability. Notwithstanding Section 1(a) hereinabove, the Issued Stock and the rights and privileges conferred in whole or in part hereby may not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Company shall have no obligation to transfer such shares, unless registered under the Securities Act of 1933, as amended (the “Act”) or, in the opinion of counsel to the Company, such transaction is in compliance with or exempt from the registration and prospectus requirements of the Act. The Employee shall pay all costs incurred by the Company in such a transaction, including but not limited to legal fees and costs. The Issued Stock shall not be subject to levy and execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Issued Stock, or any right or privilege conferred hereby, contrary to the provisions of this Agreement (including but not limited to this Section 1), or upon the levy or execution, attachment or similar process on the Issued Stock or the rights and privileges conferred under this Agreement, the Company shall have the right to buy back the Issued Stock, in whole or in part, in the same manner as the Option to Repurchase described in Section 2 hereinbelow; provided, however, that the number of shares of Issued Stock which the Company may buyback under this Subsection 1(b) shall not be reduced pursuant to the Installment Reduction described in Section 2 hereinbelow. Each certificate or other documentation evidencing the ownership of any shares of Issued Stock shall be imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE REOFFERED, SOLD, TRANSFERRED, PLEDGED, OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT AND THE STATE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION THEREOF, OR (B) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR THE SECURITIES ACT OR BLUE SKY ACT OF ANY STATE HAVING JURISDICTION WITH RESPECT THERETO. ADDITIONALLY, THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO AN OPTION TO REPURCHASE IN FAVOR OF THE COMPANY AS DESCRIBED IN THAT CERTAIN STOCK GRANT AND REPURCHASE AGREEMENT DATED JUNE 1st, 2006.

The certificate may also bear additional inscriptions that the Company, in its sole and absolute discretion, otherwise deems are required by federal, state, foreign or local securities laws. All shares of Issued Stock shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Company may cause a legend or legends to be put on any certificates evidencing such shares to make appropriate reference to such restrictions.

(c) Restrictions on the Issued Stock. The Issued Stock is subject to all restrictions in this Agreement. Notwithstanding Section 1(a) hereinabove, by acceptance of the Issued Stock, the Employee agrees that the Issued Stock will be held for investment and will not be held with a view to their distribution, as that term is used in the Act, unless in the opinion of counsel to the Company, such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act. As a condition of this Agreement, the Company may require the Employee to confirm any factual matters reasonably requested by counsel for the Company.

THE EMPLOYEE UNDERSTANDS THAT THE ISSUED STOCK WILL NOT BE REGISTERED UNDER THE SECURITIES ACT. THE EMPLOYEE REPRESENTS THAT IT IS EXPERIENCED IN EVALUATING COMPANIES SUCH AS THE COMPANY, HAS SUCH KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS AS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF ITS INVESTMENT, AND HAS THE ABILITY TO SUFFER THE TOTAL LOSS OF THE INVESTMENT. THE EMPLOYEE FURTHER REPRESENTS THAT IT HAS HAD THE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM THE COMPANY CONCERNING THE TERMS AND CONDITIONS OF THE ISSUED STOCK, THE COMMON STOCK, AND THE BUSINESS OF THE COMPANY, AND TO OBTAIN ADDITIONAL INFORMATION TO SUCH EMPLOYEE’S SATISFACTION. THE EMPLOYEE FURTHER REPRESENTS THAT IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT, AS PRESENTLY IN EFFECT.

2. Option to Repurchase. Notwithstanding any provision to the contrary in this Agreement, in the event that the Employee’s employment with the Employer ceases for any reason whatsoever (regardless of whether the Employee resigns or is terminated), or the Employment Agreement is terminated by either party thereto for any reason whatsoever, the Company shall have the option, exercisable in its sole and absolute discretion, to repurchase the Issued Stock, in whole or in part, for an amount of $.01 per share (the “Option to Repurchase”), which shall be immediately exercisable by the Company when the Employee’s employment with the Employer ceases or the Employment Agreement is terminated; provided, however, that the Issued Stock subject to the Option to Repurchase shall be reduced as follows (the “Installment Reduction”):

(i) On June 1, 2007, the Issued Stock subject to the Option to Repurchase shall be reduced by eighty-three thousand, three hundred thirty-four (83,334) shares of Common Stock; provided, however, that, from the execution hereof through such date, the Employee has been continuously employed by the Employer under the Employment Agreement.

(ii) On June 1, 2008, the Issued Stock subject to the Option to Repurchase shall be reduced by eighty-three thousand, three hundred thirty-three (83,333) shares of Common Stock; provided, however, that, from the execution hereof through such date, the Employee has been continuously employed by the Employer under the Employment Agreement.

(iii) On June 1, 2009, the Issued Stock subject to the Option to Repurchase shall be reduced by eighty-three thousand, three hundred thirty-three (83,333) shares of Common Stock; provided, however, that, from the execution hereof through such date, the Employee has been continuously employed by the Employer under the Employment Agreement.

3. Entire Agreement. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that she or it has relied on her or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with her or its dealing with the other.

4. Severability. The invalidity or unenforceability of a particular provision of this Agreement shall not affect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

5. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts together shall constitute but one and the same instrument.

6. Waiver of Rights. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of the parties’ right to demand exact compliance with the terms hereof.

7. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

8. Headings. The division of this Agreement into articles, sections and subsections and the insertion of headings are for convenience or reference only and shall not affect the construction of the Agreement.

9. Notices. Communications in writing between the Employee and the Company shall be considered to have been received by the addressee on the date of delivery, if delivered by hand to the individual, or to an officer of the Company, or if sent by facsimile transmission. Communications in writing between the Employee and either the Company which are sent by post shall be considered to have been received within five working days of the date on which the correspondence was mailed.

10. Prior Agreements. This Agreement supersedes all prior agreements, oral or written, between the parties with respect to the subject matter hereof. This agreement contains the final and entire understanding and agreement between the parties with respect to the subject matter hereof, and they shall not be bound by any terms, conditions, statements, covenants, representations, or warranties, oral or written, not herein contained with respect to the subject matter hereof.

11. Assignment of Rights. The Employee may not assign this Agreement without the prior written consent of the Company. The Company may assign this Agreement without the prior consent of the Employee.

12. Governing Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Florida. Any and all actions under this Agreement shall be taken in the applicable Federal or State court in Orange County, Florida. The Employee hereby waives and agrees that she shall not assert that such forum is inconvenient.

13. Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND A TRIAL BY JURY FOR ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE, INCLUDING BUT NOT LIMITED TO THE CONSTITUTION OF THE UNITED STATES, THE CONSTITUTION OF ANY STATE, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATION. EACH PARTY HEREBY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING THE RIGHT TO DEMAND TRIAL BY JURY.

14. No Inducement. The Employee hereby acknowledges and agrees that she has not been induced into this Agreement through the expectation of her employment with the Employer and neither the Employee’s initial or continued employment is dependent on the Employee making this Agreement.

WHEREOF, the parties have executed this Agreement as of the date first set forth above.

“COMPANY”

TEKOIL & GAS CORPORATION, a Delaware corporation

By:	/s/ Gerald Goodman
Print Name:	Gerald Goodman

Title:	CFO

“EMPLOYEE”

/s/ Donna Parsons
Donna Parsons

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